UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2025

HEARTCORE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41272	87-0913420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1-2-33, Higashigotanda, Shinagawa-ku, Tokyo, Japan

(Address of principal executive offices)

+81-3-6409-6966

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HTCR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 23, 2025, HeartCore Co., Ltd. (“HeartCore”), a wholly owned subsidiary of HeartCore Enterprises, Inc. (the “Company”), entered into an OEM Sales Agreement (the “Silver Egg Agreement”) by and between HeartCore and Silver Egg Technology CO. Ltd. (“Silver Egg”). Pursuant to the terms of the Silver Egg Agreement, Silver Egg agreed to provide to HeartCore its AI recommendation service, “Aigent Recommender,” developed by Silver Egg (the “Services”). The specific terms and conditions for the provision of the Services will be determined in individual agreements. The Silver Egg Agreement will serve as the basic agreement and will apply to all individual agreements between HeartCore and Silver Egg during the term of the Silver Egg Agreement, and such individual agreements will constitute a part of the Silver Egg Agreement.

The term of the Silver Egg Agreement is two years. Unless either party notifies the other in writing at least six months prior to the expiration of the term, the Silver Egg Agreement will automatically renew for additional two year periods. Notwithstanding the foregoing, if either party wishes to terminate the Silver Egg Agreement during the term, both parties must agree in writing. The term of each individual contract pursuant to the Silver Egg Agreement will commence on the date of the individual contract and will continue until the last day of the month in which 12 months have elapsed from the start date of the use of the Services. However, unless HeartCore or Silver Egg gives written notice to the other party at least 30 days prior to the expiration of the term, the individual contract will be automatically renewed for an additional 12-month periods.

Pursuant to the terms of the individual agreement for the first year (through June 30, 2026) and for the second year (from July 1, 2026 to June 30, 2027), when HeartCore achieves the target number of contracts (20), the monthly service fees to be paid by HeartCore to Silver Egg will be as follows:

●	Up to 500,000 page views: 30,000 Yen

●	500,001 – 800,000 page views: 48,000 Yen

●	800,001 – 1,000,000 page views: 60,000 Yen

If HeartCore does not achieve the target number of contracts by June 30, 2026, the monthly service fees to be paid by HeartCore to Silver Egg for the second year (from July 1, 2026 to June 30, 2027) will be as follows:

●	Up to 500,000 page views: 35,000 Yen

●	500,001 – 800,000 page views: 56,000 Yen

●	800,001 – 1,000,000 page views: 70,000 Yen

The foregoing description of the Silver Egg Agreement is qualified in its entirety by reference to the Silver Egg Agreement, a copy of which is filed as Exhibit 10.1 hereto and which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 25, 2025, the Company issued a press release announcing HeartCore’s entry into the Silver Egg Agreement and planned integration of new recommendation engine into the Company’s CMS platform. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information included in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	OEM Sales Agreement, dated as of June 23, 2025, by and between HeartCore Co., Ltd. and Silver Egg Technology CO., Ltd.
99.1	Press release of the registrant issued on June 25, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTCORE ENTERPRISES, INC.

Dated: June 27, 2025	By:	/s/ Sumitaka Yamamoto
	Name:	Sumitaka Yamamoto
	Title:	Chief Executive Officer

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